                                                                   Exhibit 10.10

                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement"), is made and entered into as
                                      ---------
of the 1st day of July, 1998, by and between SKYCACHE, INC., a Delaware corporation (the "Company") and ROBERT E. MARGGRAF (the "Employee").
                  -------

                                    RECITALS
                                    --------

     A. The Company desires to retain Employee to provide the services set forth in this Agreement.

     B. Employee is willing to provide such services to the Company on the terms and conditions set forth in this Agreement.

                                   AGREEMENT
                                   ---------

     In consideration of the promises and the terms and conditions set forth in Agreement, the parties agree as follows:

     1. Employment and Term.
        -------------------

        (a) Initial Term. The Company agrees to employ the Employee and the
            ------------
Employee agrees to work for the Company, subject to the terms and conditions below, for an initial term of three (3) years, beginning July 1, 1998, and ending June 30, 2001.

        (b) Renewal. The term of the Employee's employment may be renewed for
            -------
additional one year terms by mutual agreement of the Company and the Employee.

     2. Compensation; Benefits. Subject to the terms and conditions of this
        ----------------------
Agreement, the Company shall pay to the Employee a base salary as set forth on Schedule A, attached hereto and made a part hereof, payable in accordance with
----------
the Company's regular payroll policies. In addition to this base salary, the Employee shall be entitled to the benefits and bonuses described on Schedule A,
                                                                    ----------
subject to the terms and conditions described therein. In addition, the Employee shall be entitled to receive such other benefits including, but not limited to, vacation, holidays and sick leave, as the Company generally provides to its employees holding similar positions as that of the Employee. Notwithstanding the foregoing, the Company reserves the right to adopt, amend or discontinue any employee benefit plan or policy in accordance with then-applicable law.

     3. Title; Duties. The Employee shall be initially employed as Chief
        -------------
Operating Officer. The Employee shall diligently and conscientiously devote his full time and attention and his best efforts to discharge the duties assigned to him by the Company, including the management of the Company's daily activities and supervision of the Company's operations. The Employee shall perform such duties as may be assigned to him from time to time by the Company. The Company shall have the right to reassign the Employee to any other management position for which the Employee is otherwise qualified, provided that the new management position meets the following criteria: (i) it entails duties that would typically be assigned to a senior executive of the Company; (ii) it does not result in a reduction in pay or benefits; and (iii)
the Employee is not required to relocate outside of the Maryland suburbs of the Washington, D.C. area. In the event that the Company reassigns the employee to a position which does not meet these requirements, the Employee may elect to treat such reassignment as a termination without cause, as defined in Section 5 and
                                                                ---------
the Employee shall be eligible for all rights defined in Section 5(c) below.
                                                         ------------

     4. Transfer by Company. The Company will not transfer the Employee to
        -------------------
another location without the employee's consent. If at any time during the term of this Agreement, the Company transfers the Employee to another location, the Company will reimburse the Employee for all reasonable moving expenses incurred as a result of such transfer. In the event that the Employee terminates this Agreement without cause pursuant to Section 7 hereof within one year after any such transfer, the Employee shall refund to the Company all amounts paid to him by the Company as moving expenses (including temporary housing and incidental expenses) pursuant to this Section 4. The Employee agrees that any amounts owing
                           ---------
to the Company under this Section 4 may be deducted from any salary, bonuses or
                          ---------
other amounts owed to him by the Company, consistent with applicable law.

     5. Termination by the Company.
        --------------------------

        (a) General. The Company shall. have the right to terminate this
            -------
Agreement with or without cause at anytime during the term of this Agreement by giving written notice to the Employee. The termination shall become effective on the date specified in the notice, which termination date shall not he a date prior to the date fourteen (14) days following the date of the notice of termination itself

        (b) Cause. In the event that the Employee is terminated for cause (as
            -----
defined in Section 5(d) below), the Company shall pay the Employee the salary and pro rata bonus, if any, due him under this Agreement through the day on which such termination is effective.

        (c) Without Cause. In addition to the compensation in paragraph 5 (b),
            -------------
in the event that the Employee is terminated without cause, the Company shall also pay to the Employee compensation equal to six (6) months of the Employee's base salary as of the date of termination. Notwithstanding the foregoing, in the event the Employee is terminated without cause within one hundred eighty (180) days following a Change of Control Event (as defined below), one hundred percent (100%) of any unvested options held by the Employee pursuant to that certain 1998 Employee Stock Incentive Plan shall vest immediately. "Change of Control
                                                            -----------------
Event" shall mean a merger or consolidation of the Company with or into another
-----
unaffiliated entity, or the acquisition by another unaffiliated entity or person of all or substantially all of the Company's -assets or more than fifty percent (50%) of the Company's then outstanding voting stock.

        (d) Cause Defined. For purposes of this Section 5, "cause" shall mean
            -------------                       ---------
(i) a material breach by the Employee of any covenant or condition under this Agreement (including the Covenant set forth in the second sentence of Section 3
                                                                      ---------
above);. (ii).the commission by the Employee of any willful act constituting dishonesty, fraud, immoral or disreputable conduct which is harmful to the Company or its reputation; (iii) any felony conviction of the Employee; (iv) any willful act of gross misconduct which is materially and demonstrably injurious to the

Company; (v) material violation by the Employee of the Company's policies as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time; or (vi) violation of the Company's drug and alcohol policy as set forth in the Company's personnel handbook, if one has been adopted, or announced by Company management from time to time.

     6. Termination by Death or Disability of the Employee.
        --------------------------------------------------

        (a) General. In the event of the Employee's death during the term of
            -------
this Agreement, all obligations of the parties hereunder shall terminate immediately, and the Company shall pay to the Employee's legal representatives the salary due the Employee through the day on which his death shall have occurred.

        (b) Disability. If the Employee is unable to perform his duties
            ----------
hereunder due to mental, physical or other disability for a period of ninety
(90) consecutive business days, as determined in good faith by the Board of Directors of the Company, or for ninety (90) business days in any period of twelve (12) consecutive months, this Agreement maybe terminated by the Company, at its option, by written notice to the Employee, effective on the termination date specified in such notice, provided such termination date shall not be a date prior to the date of the notice of termination itself. In this case, the Company will pay the Employee the salary due him through the day on which such termination is effective.

        (c) Disability Insurance. Any amounts paid the Employee pursuant to
            --------------------
disability insurance policies provided by the Company shall be offset against the amount of salary due from the Company to the Employee hereunder during the period of the Employee's disability.

     7. Termination by the Employee.
        ---------------------------

        (a) General. The Employee may terminate this Agreement at any time, with
            -------
or without cause, by giving written notice to the Company. Any such termination shall become effective on the date specified in such notice, provided that the Company may elect to have such termination become effective on a date after, but not more than, fourteen (14) days after the date of the notice.

        (b) Salary/Bonus. After the date of any such termination, the Employee
            ------------
shall be entitled to the salary and pro rata bonus, if any, due him through the day on which such termination becomes effective.

        (c) Cause. In addition, if the termination is with cause (as defined in
            -----
Section 7(d) below), the Company shall pay to the Employee compensation equal to
------------
six (6) months of the Employee's base salary as of the date of termination.

        (d) Cause Defined. For purposes of this Section 7. "cause" shall mean a
            -------------                       ----------  -----
material failure by the Company to perform its obligations under this Agreement.

     8. Suspension. In the event the Company has reasonable cause to believe
        ----------
that there exists cause for termination of this Agreement as defined in Section
                                                                        -------
5 immediately upon written
-
notice to the Employee, the Company may, but shall not be obligated to, suspend the Employee, with pay, for a period not to exceed two weeks, either as a disciplinary measure or in order to investigate the Company's belief that such cause exists. No such suspension shall prevent the Company from thereafter exercising its rights to terminate this Agreement in accordance with its terms.

     9. Noncompetition.
        --------------

        (a) The Employee agrees that, during his employment hereunder, and for a period of one (1) year after the effective date of termination of this Agreement, he will not:

            (i)   Compete (as defined below) with the Company; or

            (ii) assist a Competitor (as defined below) of the Company by providing consulting or other advisory services to that Competitor.

        (b) The following terms, as used in this Section 9 shall have the meanings set forth below:

            (i)   The Company's "Business" means development and deployment of
                                 --------
an Internet broadcast and data delivery system using satellites, and other businesses or services that the Company may establish from time to time during the term of this Agreement.

            (ii)  The term "Competitor" means any firm, corporation or entity
                            ----------
that is engaged in business substantially similar to the Company's Business.

            (iii) The term "Compete" means to engage in direct competition with
                            -------
the Company by serving as an employee, officer, director, proprietor, partner, stockholder or other security holder (other than a holder of securities of a corporation listed on a national securities exchange or the securities of which are regularly traded in the over-the-counter market, provided that the Employee at no time owns in excess of 1% of the outstanding securities of such corporation entitled to vote for the election of directors or other than of a corporation in which the Employee makes passive investments through a venture fund or similar investment vehicle) of any firm, corporation or entity that is a Competitor of the Company.

            (iv)  The term "affiliate" means any person, firm or corporation,
                            ---------
directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Company.

       (c) The Employee further acknowledges that this Section 9 is an independent covenant within this Agreement, and that this covenant shall survive any termination of Agreement and shall be treated as an independent covenant for the purposes of enforcement. With respect to this covenant, the Employee hereby acknowledges receipt of Ten Dollars ($10.00) and other good and valuable consideration stated herein including the consideration of his continued employment by the Company.

       (d) The Employee shall, during the term of this Agreement and thereafter, notify any prospective employer of the terms and conditions of this Agreement regarding confidentiality, nondisclosure and noncompetition.

       (e) Notwithstanding anything to the contrary contained herein, in the event the Employee is terminated without cause pursuant to Section 5 above or in
                                                           ---------
the event this Agreement is terminated by the Employee for cause pursuant to
Section 7 above, then the non-competition provision set forth in this Section 9
---------                                                             ---------
shall be of no force or effect unless, in addition to the severance payments provided pursuant to Section 5(c) or Section 7(c), as applicable, the Company
                     ------------    ------------
pays the Employee an amount equal to six (6) months of base salary as of the date of termination.

     10. Confidentiality and Non-Disclosure.

         (a) The Employee shall hold in strict confidence and shall not, either during the term of this Agreement or after the termination hereof, disclose, directly or indirectly, to any third party, person, firm, corporation or other entity, irrespective of whether such person or entity is a competitor of the Company or is engaged in a business similar to that of the Company, any trade secrets or other- proprietary or confidential information of the Company or any subsidiary or affiliate (as defined in Section 9) of the Company (collectively,
                                       ---------
"Proprietary Information") obtained by the Employee from or through his
 -----------------------
employment hereunder. Such Proprietary Information includes but is not limited to Inventions (as defined below), marketing plans, product plans, business strategies, financial information, forecasts, personnel information and customer lists. The Employee hereby acknowledges and agrees that all Proprietary Information referred to in this Section 10 shall not be used for any purpose
                                ----------
other than his duties hereunder and shall be deemed trade secrets of the Company and of its subsidiaries and affiliates, as defined in Section 9, and that the
                                                      ---------
Employee shall take such steps, undertake such actions and refrain from taking such other actions, as mandated by the provisions hereof and by the provisions of the Maryland Uniform Trade Secret Act. The Employee further acknowledges that the Company's products and titles consist of copyrighted material, and the Employee shall exercise his best efforts to prevent the use of such copyrighted material by any person or entity which has not prior thereto been authorized to use such information by the Company.

        (b) The Employee further hereby agrees and acknowledges that any disclosure of any Proprietary Information prohibited herein, or any breach of the provisions of Section 10 of this Agreement, may result in irreparable injury
                  ----------
and damage to the Company Which will not be adequately compensable in monetary damages, that the Company will have no adequate remedy at law therefor, and that the Company may obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as maybe necessary to protect the company against, or on account of, any breach by the Employee of the provisions contained in Sections 10 or 11.
             -----------    --

        (c) The Employee further agrees that, upon termination of this Agreement, whether voluntary or involuntary or with or without cause, the Employee shall notify any new employer, partner, associate or any other firm. or corporation with whom the Employee shall become associated in any capacity whatsoever of the provisions of this Section 10, and that the Company may give
                                     ----------
such notice to such firm, corporation or other person.

     11. Assignment and Disclosure of Inventions.
         ---------------------------------------

         (a) Disclosure. From and after the date the Employee first became
             ----------
employed with the Company, the Employee hereby agrees to promptly disclose in confidence to the Company all inventions, improvements, designs, original works of authorship, formulas, processes, compositions of matter, computer software programs, databases, mask works, and trade secrets that are directly related to the Company's Business (as defined above) ("Inventions"), whether or not
                                            ----------
patentable, copyrightable or protectible as trade secrets, that are made or conceived or first reduced to practice or created by the Employee, either alone or jointly with others, during the period of the Employee's employment and in the course of the Employee's employment.

        (b) Assignment. The Employee hereby acknowledges that copyrightable
            ----------
works prepared by the Employee within the scope of the Employee's employment are "works for hire" under the Copyright Act and that the Company will be considered the author thereof The Employee hereby agrees that all Inventions that (a) are developed using equipment, supplies, facilities or trade secret's of the Company, (b) result from work performed by the Employee for the Company, or (c) directly relate to the Company's Business (as defined above), will be the sole and exclusive property of the Company and are hereby assigned by the Employee to the Company.

     12. Severability. The Company and the Employee recognize that the laws and
         ------------
public policies of the State of Maryland are subject to varying interpretations and change. It is the intention of the Company and of the Employee that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of the State of Maryland, but that the unenforceability (to the modification to conform to such laws or public policies) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder of this Agreement. Accordingly, if any provisions of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provision or provisions and to alter the balance of this Agreement in order to render it valid and enforceable.

     13. Assignment. Neither the rights nor obligations under this Agreement may
         ----------
be assigned by either party, in whole or in part, by operation of law or otherwise, except that it shall be binding upon and inure to the benefit of any successor of the Company and its subsidiaries and affiliates, whether by merger, reorganization or otherwise, or any purchaser of all or substantially all of the assets of the Company.

     14. Notices. Any notice expressly provided for under this Agreement shall
         -------
be in writing, shall be given either manually or by mail and shall be deemed sufficiently given when actually received by the party to be notified or when mailed, if mailed by certified or registered mail, postage prepaid, addressed to such party at their addresses as set forth below. Either party may, by notice to the other party, given in the manner provided for herein, change their address for receiving such notices.

         (a)  If to the Company, to:
              SkyCache, Inc.
              312 Laurel Avenue
              Laurel, Maryland 20707

         (b)  If to the Employee, to:
              Mr. Robert E. Marggraf
              19213 Mt. Airy Road
              Brookville, Maryland 20833.

     15. Governing Law. This Agreement shall be executed, construed and
         -------------
performed in accordance with the laws of the State of Maryland without reference to conflict of laws principles. The parties agree that the venue for any dispute hereunder will be the state or federal courts sitting in Prince George's County, Maryland and the parties hereby agree to the exclusive jurisdiction thereof

     16. Headings. The section headings contained in this Agreement are for
         --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     17. Entire Amendment; Amendments. This Agreement constitutes and embodies
         ----------------------------
the entire agreement between the parties in connection with the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings in connection with such subject matter. No covenant or condition not expressed in this Agreement shall affect or be effective to interpret, change or restrict this Agreement. In the event of a conflict or inconsistency between the terms of this Agreement and the Company's policies regarding employees, the terms of this Agreement shall supersede the conflicting or inconsistent Company policies. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless in writing signed by the Employee and on behalf of the Company by an officer thereunto duly authorized by the Company's Board of Directors. No modification, waiver, termination, rescission, discharge or cancellation of this Agreement shall affect the right of any party to enforce any other provision or to exercise any right or remedy in the event of any other default.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              COMPANY:
                              -------

                              SKYCACHE, INC.,
                              a Delaware corporation


                              By: /s/ Robert M. Dunham
                                 --------------------
                                 Robert M. Dunham
                                 Treasurer

                              EMPLOYEE:
                              --------


                              /s/ Robert E. Marggraf
                              ----------------------
                              Robert E. Marggraf

                                   SCHEDULE A
                                   ----------

1 The Employee shall be paid an initial annual base salary equal to $165,000 which shall be reviewed annually by the Board of Directors (or the Compensation Committee thereof) and which shall. be subject to increase by the Board of Directors (or the Compensation Committee thereof) from time to time.

2. The Employee will be eligible to participate in all Company benefit plans as may be established from time to time, and full family group health insurance coverage. In addition to standard Company benefits, the Company will pay the full cost of family group health insurance for the Employee and his immediate family.

3. The Employee will be eligible to receive a discretionary annual bonus equal to twenty percent (20%) or more of his annual base salary. This bonus will be awarded in the discretion of the Compensation Committee of the Company's Board of Directors in accordance with written objectives/milestones to be established by the Compensation Committee within thirty (30) days of the date hereof. The Employee's performance, as related to the achievement of such objectives/milestones, will be reviewed semi-annually by the Compensation Committee.

4. Subject to approval by the Company's Board of Directors and the execution of the appropriate stock option agreement, the Company will grant to the Employee an Incentive Stock Option to purchase up to 485,000 shares of the Company's Common Stock in accordance with the terms of the Company's 1998 Employee Incentive Stock Plan, at an exercise price of $0.20 share. The options shall vest as follows: the first 1/6 shall vest after 6 months of employment with the Company, and will thereafter vest in 1/6 increments after each subsequent six months of employment with the Company. The options will vest as to 50% upon the occurrence of a Change of Control of the Company (as defined therein).